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                                                                   Exhibit 10.21


                                ESCROW AGREEMENT


         AGREEMENT, dated as of the ___ day of January, 1997, by and among CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (hereinafter referred to as the "Escrow Agent"), BIRMAN MANAGED CARE, INC., a Delaware corporation (the "Company"), and DAVID N. BIRMAN, M.D. (the "Stockholder").

         WHEREAS, the Company contemplates a public offering ("Public Offering") of shares of its Common Stock, par value $.001 per share (the "Common Stock") through Royce Investment Group, Inc. as underwriter (the "Underwriter") pursuant to a Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission (the "Registration Statement"); and

         WHEREAS, in connection with the Public Offering, the Stockholder has agreed to deposit in escrow an aggregate of 1,000,000 shares of Common Stock, upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

         1. The Stockholder and the Company hereby appoint Continental Stock Transfer & Trust Company as Escrow Agent. Concurrently with the execution and delivery of this Agreement, the Stockholder has delivered to the Escrow Agent to hold in accordance with the provisions hereof a certificate or certificates representing an aggregate of 1,000,000 shares of Common Stock owned of record by the Stockholder, together with stock powers executed in blank. The Escrow Agent, by its execution and delivery of this Agreement, hereby acknowledges receipt of the Escrow Shares and its appointment as Escrow Agent to hold the Escrow Shares in escrow, upon the terms, provisions and conditions hereof.

         2. This Agreement shall become effective upon the date on which the Securities and Exchange Commission declares effective the Registration Statement (the "Effective Date") and shall continue in effect until the earlier of (i) the date specified in Section 4(d) hereof, or (ii) the distribution by the Escrow Agent of all of the Escrow Shares in accordance with the terms hereof (the "Termination Date"). The period of time from the Effective Date until the Termination Date is referred to herein as the "Escrow Period."

         3. During the Escrow Period, the Escrow Agent shall receive all of the money, securities, rights or property distributed in respect of the Escrow Shares then held in escrow, including any such property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company, such property to be held and distributed as herein provided and hereinafter referred to collectively as the "Escrow Property."
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         4. (a) The Escrow Shares are subject to release to the Stockholder to the extent and only in the event the conditions set forth herein are met. The Escrow Agent, upon notice to such effect from the Company as provided in Section 5 hereof, shall deliver the Escrow Shares, together with stock powers executed in blank, and the Escrow Property deposited in escrow with respect to such Escrow Shares, to the Stockholder, only if, and to the extent that, one or more of the following conditions is met:

      (i) 333,333 Escrow Shares shall be released if the Company's net after-tax income per share (the "Minimum After-Tax Income") for the fiscal year ending June 30, 1997, equals or exceeds $.017 per share of then issued and outstanding shares of the Company's Common Stock; or

     (ii) 333,333 Escrow Shares (or, if the conditions set forth in (i) above were not met, 666,666 Escrow Shares) shall be released if the Minimum After-Tax Income for the fiscal year ending June 30, 1998, equals or exceeds $.026 per share of then issued and outstanding shares of the Company's Common Stock; or

    (iii) 333,334 Escrow Shares (or, if the conditions set forth in either (i) or (ii) were not met, the remaining Escrow Shares) shall be released if the Minimum After-Tax Income for the fiscal year ending June 30, 1999, equals or exceeds $.039 per share of then issued and outstanding shares of the Company's Common Stock.

                  (b) The determination of Minimum After-Tax Income shall be (i) calculated exclusive of any extraordinary earnings or charges (including any charges incurred in connection with the release from escrow the Escrow Shares and any Escrow Property in respect thereof pursuant to the provisions of this
Section 4); and (ii) audited by the Company's independent public accountants.

                  (c) The Minimum After-Tax Income amounts set forth in Section 4(a) shall be proportionately adjusted for any stock splits, stock dividends, stock distributions, reverse stock splits, combinations, recapitalizations, or other similar events.

                  (d) If the Escrow Agent has not received the notice provided for in Section 5 hereof and delivered all of the Escrow Shares and related Escrow Property in accordance with the provisions of Section 4 on or prior to July 1, 1999, the Escrow Agent shall deliver the certificates representing all or the remaining Escrow Shares, together with stock powers executed in blank, and any related Escrow Property to the Company to be placed in the Company's treasury for cancellation thereof as a contribution to capital. After such date, the Stockholder shall have no further rights as a stockholder of the Company with respect to any of the cancelled Shares.


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         5. Upon the occurrence or satisfaction of any of the events or conditions specified in Section 4 hereof, the Company shall promptly give appropriate notice to the Escrow Agent, the Underwriter (and if the transfer agent of the Company's Common Stock is different from the Escrow Agent, such transfer agent) and present such documentation as is reasonably required by the Escrow Agent to evidence the satisfaction of such conditions.

         6. It is understood and agreed by the parties to this Agreement as follows:

                  (a) The Escrow Agent is not and shall not be deemed to be a trustee for any party for any purpose and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed.

                  (b) The Escrow Agent does not have and shall not be deemed to have any responsibility in respect of any instruction, certificate or notice delivered to it or of the Escrow Shares or any related Escrow Property other than faithfully to carry out the obligations undertaken in this Agreement and to follow the directions in such instruction or notice provided in accordance with the terms hereof.

                  (c) The Escrow Agent is not and shall not be deemed to be liable for any action taken or omitted by it in good faith and may rely upon, and act in accordance with, the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice. In any event, its liability hereunder shall be limited to liability for gross negligence, willful misconduct or bad faith on its part.

                  (d) The Escrow Agent may conclusively rely upon and act in accordance with any certificate, instruction, notice, letter, telegram, cablegram or other written instrument believed by it to be genuine and to have been signed by the proper party or parties.

                  (e) The Company agrees (i) to pay the Escrow Agent's reasonable fees and to reimburse it for its reasonable expense including attorneys' fees incurred in connection with its duties hereunder and (ii) to save harmless, indemnify and defend the Escrow Agent for, from and against any loss, damage, liability, judgment, cost and expense whatsoever, including counsel fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or its status or activities as Escrow Agent under this Agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence, willful misconduct or bad faith on the part of the Escrow Agent. The obligation of the Escrow Agent to deliver the Escrow Shares to either the Stockholder or the Company shall be subject to the prior satisfaction upon demand from the Escrow Agent of the Company's obligations to so save harmless, indemnify and defend the Escrow Agent and to reimburse the Escrow Agent or otherwise pay its fees and expenses hereunder.


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                  (f) The Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it in respect of the subject matter of this Agreement unless requested to do so by the Stockholder and indemnified to the Escrow Agent's satisfaction against the cost and expense of such defense by the party requesting such defense. If any such legal proceeding is instituted against it, the Escrow Agent agrees promptly to give notice of such proceeding to the Stockholder and the Company. The Escrow Agent shall not be required to institute legal proceedings of any kind.

                  (g) The Escrow Agent shall not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy it may have either under this Agreement or generally, unless such waiver be in writing, and no waiver shall be valid unless it is in writing, signed by the Escrow Agent, and only to the extent expressly therein set forth. A waiver by the Escrow Agent under any term of this Agreement shall not be construed as a bar to, or waiver of, the same or any other such right or remedy which it would otherwise have on any other occasion.

                  (h) The Escrow Agent may resign as such hereunder by giving 30 days' written notice thereof to the Stockholder and the Company. Within 20 days after receipt of such notice, the Stockholder and the Company shall furnish to the Escrow Agent written instructions for the release of the Escrow Shares (if such shares and property, if any, have not yet been released pursuant to Section 4 hereof) to a substitute Escrow Agent which (whether designated by written instruction from the Stockholder and the Company jointly or in the absence thereof by instructions from a court of competent jurisdiction to the Escrow Agent) shall be a bank or trust company organized and doing business under the laws of the United States or any state thereof. Such substitute Escrow Agent shall thereafter hold any Escrow Shares and any related Escrow Property received by it pursuant to the terms of this Agreement and otherwise act hereunder as if it were the Escrow Agent originally named herein. The Escrow Agent's duties and responsibilities hereunder shall terminate upon the release of all shares then held in escrow according to such written instruction or upon such delivery as herein provided. This Agreement shall not otherwise be assignable by the Escrow Agent without the prior written consent of the Company.

         7. The Stockholder shall have the sole power to vote the Escrow Shares and any securities deposited in escrow under this Agreement while they are being held pursuant to this Agreement.

         8. (a) The Stockholder agrees that during the term of this Agreement he will not sell, transfer, hypothecate, negotiate, pledge, assign, encumber or otherwise dispose of any or all of the Escrow Shares, unless and until the Company shall have given the notice as provided in Section 5. This restriction shall not be applicable to transfers upon death, by operation of law, to family members of the Stockholder or to any trust for the benefit of the Stockholder, provided that such transferees agree to be bound by the provisions of this Agreement.

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                  (b) The Stockholder will take any action necessary or
appropriate, including the execution of any further documents or agreements, in order to effectuate the transfer of the Escrow Shares to the Company if required pursuant to the provisions of this Agreement.

         9. Each of the certificates representing the Escrow Shares will bear legends to the following effect, as well as any other legends required by applicable law:

         (a) "The sale, transfer, hypothecation, negotiation, pledge, assignment, encumbrance or other disposition of the shares evidenced by this certificate are restricted by and are subject to all of the terms, conditions and provisions of a certain Escrow Agreement entered into among Continental Stock Transfer & Trust Company, Birman Managed Care, Inc. and David
                  N. Birman, M.D., dated as of January ___, 1997, a copy of which may be obtained from the Secretary of Birman Managed Care, Inc. No transfer, sale or other disposition of these shares may be made unless specific conditions of such agreement are satisfied."

         (b) "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended. No transfer, sale or other disposition of these shares may be made unless a registration statement with respect to these shares has become effective under said Act, or the Company is furnished with an opinion of counsel satisfactory in form and substance to it that such registration is not required."

         Upon execution of this Agreement, the Company shall direct the transfer agent for the Company to place stop transfer orders with respect to the Escrow Shares and to maintain such orders in effect until the transfer agent and the Underwriter shall have received written notice from the Company as provided in
Section 5.

         10. Each notice, instruction or other certificate required or permitted by the terms hereof shall be in writing and shall be communicated by personal delivery, fax or registered or certified mail, return receipt requested, to the parties hereto at the addresses set forth below, or at such other address as any of them may designated by notice to each of the others:

               (i)         If to the Company, to:

                           Birman Managed Care, Inc.
                           502 Gould Drive
                           Cookeville, Tennessee  38506
                           Attention:  David N. Birman, President

              (ii)         If to the Stockholder, to:


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                           David N. Birman, M.D.
                           --------------------------
                           --------------------------
                           --------------------------

             (iii)         If to the Escrow Agent, to:

                           Continental Stock Transfer & Trust Company
                           Two Broadway, 19th Floor
                           New York, New York  10004
                           Attention:  ______________________________

              (iv)         If to Royce, to:
                           Royce Investment Group, Inc.
                           199 Crossways Park Drive
                           New York, New York  11797
                           Attention:  John Higgins

All notices, instructions or certificates given hereunder to the Escrow Agent shall be effective upon receipt by the Escrow Agent. All notices given hereunder by the Escrow Agent shall be effective and deemed received upon personal delivery or transmission by fax or, if mailed, five (5) calendar days after mailing by the Escrow Agent.

         A copy of the communications sent to the Company, the Stockholder or the Escrow Agent, shall be sent by ordinary mail to ________________. A copy of all communications sent to the Underwriter shall be sent by ordinary mail to Bachner, Tally, Polevcy & Misher LLP, 380 Madison Avenue, New York, NY 10017,
Attention: Jill Cohen, Esq.


         11. Except as set forth in Section 12 hereof, this Agreement may not be modified, altered or amended in any material respect or cancelled or terminated except by an agreement in writing.


         12. In the event that the Public Offering is not consummated within twenty-five (25) days of the Effective Date of the Registration Statement, this Agreement shall terminate and be of no further force and effect and the Escrow Agent, upon written notice from both the termination, will return the Escrow Shares and any Escrow Property in respect thereof to the Stockholder.

         13. This Agreement shall be governed by and construed in accordance with the laws of New York and shall be binding upon and inure to the benefit of all parties hereto and their respective successors in interest and assigns.


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         14. This Agreement may be executed in several counterparts, which taken together shall constitute a single instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


                                       BIRMAN MANAGED CARE, INC.


                                       By:______________________________________
                                           David N. Birman, M.D.
                                           President and Chief Executive Officer


                                       CONTINENTAL STOCK TRANSFER
                                       & TRUST COMPANY


                                       By:______________________________________

                                       Its:_____________________________________


                                       STOCKHOLDER


                                       _________________________________________
                                       David N. Birman, M.D.


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